UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 10, 2008

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 10, 2008, IA Global, Inc. (“IA Global”) signed definitive agreements and closed the 100% acquisition of Shift Resources Inc. (“Shift Resources”), a Philippine Business Process Outsourcing company.

Shift Resources provides a range of in-bound and out-bound call center functions, lead generation and customer service solutions for international companies across multiple time zones. The Philippines offer significantly lower wages and better customer service capabilities. Although smaller than India, the Philippines is rapidly becoming the new center for BPO operations. Shift Resources holds a locked-in multi-year services agreement with the seller guaranteeing a predetermined level of revenue each year. Shift Resources represents IA Global’s second BPO investment in the Philippines following its investment in Slate Research Center in Manila. IA Global expects Shift Resources to deliver profits beginning with the three months ending June 30, 2008 at both its subsidiary and consolidated levels.

The transaction is structured as a share exchange in which the company issued 826,086 shares of its common stock at $.23 per share, the close price during the negotiations, totaling $190,000 plus a payment of $35,000. The parties agreed to value the transaction at $225,000.

The Share Exchange Agreement and Services Agreement are filed hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference. A copy of the Press Release announcing the transaction is filed hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description

10.1	Share Exchange Agreement, dated April 10, 2008, by and between IA Global, Inc. and P. Scott Vallely and John Engel.

10.2	Services Agreement, dated April 10, 2008, by and between IA Global, Inc. and Paper.com LLC.

99.1	Press Release, dated April 14, 2008, which announced the closing of the 100% acquisition of Shift Resources Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: April 14, 2008

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer